Transcript of

True Drinks Holdings

Update Call Hosted by Merriman Capital

September 18, 2014

Participants

Andrew D’Silva – Analyst – Merriman Capital

Lance Leonard – CEO – True Drinks

Presentation

Operator

Greetings and welcome to the True Drinks Holdings Update Call Hosted by Merriman Capital.  At this time, all participants are in a listen-only mode.  A brief question and answer session will follow the formal presentation.  As a reminder, this conference is being recorded.

It is now my pleasure to introduce your host, Andrew D’Silva of Merriman Capital.  Thank you, Mr. D’Silva.  You may begin.

Andrew D’Silva – Analyst – Merriman Capital

Thank you.  Good afternoon.  My name is Andrew D’Silva.  I’m an analyst at Merriman Capital and I cover True Drinks.  We are hosting this call to allow the company’s management team an opportunity to better inform investors about their business model.

Without further ado, I would like to introduce Lance Leonard, True Drinks CEO.  Lance?

Lance Leonard – CEO – True Drinks

Thanks, Mr. D’Silva.  I appreciate everyone taking the time today to join us for a call.  I know it’s a bit unusual for us, as typically we get on the call with our shareholders during our earnings call, but we think it’s important during this dynamic time of growth for True Drinks that we update on some significant business transactions that we’ve had in between our earnings call.  As many of you may have seen, we made an announcement this morning regarding our partnership with Walmart.  We’re very fortunate to be able to work with the world’s largest retailer and begin our relationship in just under 300 stores in the Western division.  That includes presence in the states of Alaska, Washington, Oregon, California, New Mexico, Arizona, and Texas.

We believe that we have the right product to help fill a void on the Walmart set.  It’s a priority for this high-volume retailer to support health and wellness-type products like ours.  They appreciate and know the value of being able to work with products that partner with Disney and products that are made in the US.  We think that we’ve really developed a very strong offering and we’re excited about the potential growth within Walmart and the mass merchant trade channel.  We anticipate taking where we’re at today and after showing success, increasing the number of distribution points to over 4,000.

To break that down, to look at that, this is an opportunity for us.  We believe that, based upon a very conservative sales forecast, this could account for over $700,000 per month in net revenue once we’re in full distribution.  So we’re going to work hard to make sure that we deliver 100%, that we attract consumers to the shelves at Walmart, and that we continue to build out that brand, not only within Walmart, but in other customers similar to them in the mass merchant trade channel.  We’re really excited about today.  We’ve already started to begin watching sales through Retail Link and we’ll be able to share updates on our sell through over time.

In addition to Walmart, some of the other things that have been transpiring since our last earnings call, were some businesses that we mentioned briefly, but did not go into detail on, including the export opportunity in China.  To date, we’ve developed four regional distributor partnerships that have multiple sub distributors underneath them in five major cities within China.  We received our first 11 purchase orders and we’re currently building inventory to meet those orders.  They’ll be full, 40-foot containers that will be departing out of Southern California [indiscernible] increase in our topline revenue of $133,000 just in our initial first order.  So we, again, see this as a significant step in the ability to take Aqua Ball into new markets.

The response in Asia has already been overwhelming.  We believe that this is going to bring some substantial growth opportunity, not only there, but throughout Asia.  To meet that need, we’re going to talk about some of the infrastructure that we’ll need to be putting in place to support that business.  But, for us, we knew that we wanted to be a global brand.  We knew that the same issues and opportunities that we saw in North America were present in other emerging markets and China is already developing into a significant opportunity for the company and we’re very excited to be moving forward with that market and receiving these first purchase orders and being able to get product out into the market within the next 30 to 45 days.

In addition to China, we talked a little bit briefly about our relationship with Sam’s Club in the last earnings call.  At the time, we were just finishing our first wave of distribution and we were preparing for our second order.  That shipment went into just under 200 Sam’s Clubs during the month of August.  We not only were in some of our higher volume clubs that we were in for wave one, but they gave us an additional distribution into new markets, including the Great Plains and the Great lakes.  The sales in the first month resulted in 25% of those clubs selling over $1,000 a week in the first week.  In the best-in-class clubs, we sold over $2,000 in the initial week.  This to us is proof that we have created a package that resonates not only in traditional grocery, drug, convenience, and mass, but also to our club customer partners.

Sam’s Club is such a critical customer of ours and one that we know will help us get to the revenue rates that we had anticipated.  Our goal after this program was to evaluate and recommend to Sam’s Club to increase the distribution up to 350 clubs.  We went to present this proposal to them; they came back to us and said, we have an opportunity for you.  We’d like you to be in all of our clubs in the fourth quarter.  So I’m happy to say that we’re going to be participating in a unique marketing event.  We will be in all Sam’s Clubs outside of Puerto Rico and Alaska.  We’ll be in over 612 clubs in the US from mid-November through December 25th, able to take advantage of the holidays, as well as participating in a digital marketing event where Aqua Ball will be featured and viewed by over 8 million Sam’s Club members on a specific offer for business and resale members.

This brings us an additional $1.4 million in revenue for the month of November.  It helps us on our goal to [indiscernible] monthly breakeven.  Our goal, with positive sell through, is for us to maintain this presence and distribution and go into 2015 having this as a rotational – move from a rotational to a replenishable item in Sam’s Club.  One of the things we talked about earlier was how important club was.  We developed a best-in-class package and said if we can get this into a reseller and pantry loaders’ hands, we know that this could bring a substantial amount of revenue to the company.

In fact, this has gone, in a short period of time, since our first distribution in June, we’re now building inventory for a national distribution with Sam’s Club for the balance of 2014.  A very exciting opportunity.  It’s going to take a lot of execution.  Obviously, we’re working now at building inventory for this.  It’s well over 100 truckloads of product that will be going out, so a lot of coordination, but exactly what we would hope for and what we had really created is starting to come to fruition.  We’re very excited about the potential for next year.  To be able to support all of this growth, we’re talking about export.  We talk about mass merchant channel.  We talk about the club channel.  We continue to see sales, month-on-month, increase in our grocery and our drug customers.

There are a couple of areas where we’re going to continue to focus to make sure that we have the foundation to support this volume.  That includes in the supply chain.  Currently, we have three factories that are producing product for our customers and I’m happy to say we have identified, and are working with, an additional operation in Southern California.  They’re going to help us meet the needs of our growing export business as well as the demand from mass and club and it being in a location that’s going to allow us to not only ship product to very strategic locations, but they also have the ability to be able to hand pack and make multi packs for us.

It gives us a lot of flexibility.  It’s going to help us in our goal to reduce some of our costs and find efficiencies throughout our value chain that will be reflected in the margins.  One [indiscernible] thing that we talked about earlier this year was our ability to be able to identify and find solutions within our value chain to reduce cost.  I’m excited to say that this is going to be a big step in us being able to do that with the addition of our new factory.

Marketing.  When we went out and we talked to some of our shareholders last year, one of the key areas that we mentioned was the need for us to be able to build brand awareness and create a marketing campaign that will resonate with parents that are looking for healthier options.  We were able to, after doing initial discovery, develop a message and create a marketing campaign that was launched four weeks ago.  To date, we’re approaching over 100 impressions of Aqua Ball through our digital campaign.  With our click through rate, or CTR rate, four times higher than the industry.  Our website went from 259 views to 52,608 in the first 2 weeks.  Our page views went from 5,600 to over 90,000 views.

Remnant Media that we’ve purchased has had Aqua Ball featured on periodicals like Washington Post, LA Times, The Drudge Report, and many others.  Our social media, including Facebook, Facebook went from 6,000 to 15,000 followers.  Coupons.com downloads, to date, 22,243 coupons downloaded to drive consumers into our retail partners.  The top markets where people are viewing our products, and our digital marketing, are in LA, Chicago, Houston, New York City, all key primary markets for Aqua Ball.  Our Twitter and Instagram have seen activity above 1,000% versus the June time period and we continue to see additional activity going through social media and Aqua Ball brand being communicated through blog groups and multiple streams of digital activity.

Public relations.  Our Aqua Ball has been featured in the New York Daily News, Just Jared, Life and Style Magazine.  We’ve had photos and captions featuring Aqua Ball with some of the most well-known celebrities as well as at other high-profile events.  We’re really starting to see how marketing can play a critical role in developing our consumers’ awareness around the brand of Aqua Ball.  We’re going to continue, over the next five months, to put a significant investment into marketing.  We’ve already seen that it’s bringing new users to our sites and it’s bringing new users to retail, which is critically important for us.

As I complete the call today, I want to make sure everyone realizes the significant amount of growth that we’ve been able to obtain over the last 60 days.  We’ve been working on this for over a year.  We built the infrastructure.  We’ve developed the relationships.  We’ve created a marketing message and now we’re about to take advantage of all of the work that we’ve put in leading up to this point and we’re starting to see the success come.  We truly believe, and management remains very optimistic, that we will reach all of our internal goals.  We’re confident that we’ve created a brand that resonates with consumers and has established proof of concept, which is very important in our industry.  We remain hard at work to accelerate growth and the most important objective that we have today, which is to grow faster than our competitors and grab as much market share as we can over the next 18 months.

I appreciate everyone’s support.  I appreciate everyone who joins us on today’s call, as well as who has supported the company over the last several years.  I truly believe we’re at an inflection point in the company’s growth and in the opportunities that we’ll start to see the balance of this year.  As we get into 2015, and we all remain very much hard at work at making sure that we’re creating the value for each of our shareholders.  I thank you all again for joining the call today.  Dan Kerker, our CFO, is on the call to answer any questions that anyone may have at this time.

Operator

Our first question is from the line of [Indiscernible] with C3 Capital.

<Q>:  I have two questions.  One is, is the company in the process of diversifying away from the characters that are under license and agreement?  My impression is you’ve done a tremendous job, but from a branding perspective, how tied are you to non-Disney and the other that’s for licensing [indiscernible] because it seems to me that that’s an exogenous risk to investors as well as to Aqua Ball as a brand.

Lance Leonard – CEO – True Drinks

One of the things that we knew from the very beginning is that we wanted to accelerate the growth of the brand and to do that we found an incredible partner in Disney and Marvel that allowed us access to consumers at a very early stage in the development of the brand.  As we look forward, and the plans on how we’re going to build equity in the brand Aqua Ball, we do see additional opportunity to bring in consumers and expand our demographic by looking at not only licensed but also unlicensed product.  To date, we’re looking in several channels, including the schools, that have contacted us to develop products that would be unlicensed and we’re in the midst of developing that.

Our Chief Marketing Officer, as well as the marketing team, are working on line extensions and some innovation that [indiscernible] coming into the portfolio that will also most likely be unlicensed.  As we look down the road, we want to make sure that we’re maintaining the relationship that we have with our license partners.  Disney and Marvel, by the way, are incredible partners and we are fortunate to have them help us grow the brand and develop a consumer.  But we know, long-term, we have to be about the brand Aqua Ball and we have to be about health and wellness.

We do have stakeholders in this event.  One is the child, the consumer of our product, and Disney and Marvel allow us to connect with them at a very, very low cost of entry and conversion.  But we also have parents, and they’re the purchaser of our product, and we have to be able to communicate health and wellness.  Aqua Ball has to mean the healthiest drink alternative that I have to choose for my family.  So we are looking at ways of increasing that and developing the brand through other non-licensed products.  You’ll see us announce some additional business opportunities as we get into 2015.  We’re hard at work at developing our core business, but we are looking at other opportunities with innovation and line extensions.

<Q>:  My follow up question, it comes to two things.  One is you have to target health, wellness stability to the parents because they’re the purchaser, but you also have to appeal to the kids.  So it’s a little bit of a challenging situation, where challenge comes a lot of opportunities.  How can you build a brand that both attracts parents to pick your drink off the shelf, but also attract the child, because the child, at one point, will become a big decision maker [indiscernible] purchasing with the parents.  That’s number one.  The number two is the gross margin is 20%.  My understanding, in the industry, is that’s pretty low.  Could you shed some light on the gross margin?  Is it due to volume and if it’s due to volume, how do you expect these gross margins to expand over time with volume?

Lance Leonard – CEO – True Drinks

One of the things that is important to us is making sure that we build a model that includes margin for us, as well as margin for the retail partners.  We anticipate being able to increase our margins.  When we build volume, certainly be able to spread across our value chain but, also, it is an initial investment when we’re bringing the product to market that includes cost of distribution, cost of getting it on the shelf.  We’re promoting heavily right now to gain trial and to bring new consumers into the brand.  This was part of the plan.  It was built into our model.  We do anticipate being able to increase margins as we’ve developed consumers.  We’re seeing that happen now.

We’re moving consumers from being a trial, or an impulse, purchaser into being an everyday purchaser or a routine purchaser.  That allows us the ability to take and reallocate some of the expenses that we have in promotion and in marketing and put that back into the P&L.  This has all been a part of the plan.  Again, for us, we did not want to see the company take five, seven, ten years to develop.  We believe we have the right people and the right brand to accelerate our growth and to take advantage of being the first to market with a healthy kids drink.  It’s the biggest advantage we have right now.  We are first.  There is nobody else out there doing what we’re doing.  If we can execute, and we can take advantage of this position, we’ll be able to grab a significant share of the kids’ drink market.

Operator

Our next question comes from the line of Fred [Indiscernible], Private Investor.

<Q>:  This may be a small thing, but sometimes small things can lead to big and material opportunities.  My question is, are there things that we, as investors, can do to help or promote the company or the brand?  If so, could you give us specific ideas, suggestions, links, what have you?  That would be great.

Lance Leonard – CEO – True Drinks

Fred, I really appreciate that.  You have no idea how important the people that are around the company are to us and right now getting the message out and making sure that consumers know about the brand.  The industry has changed so dramatically over the last five or six years, where consumers are coming to the shelf armed with information.  Before they even get there, they’ve already educated themselves, whether it’s online or through word of mouth and through influencers about new brands that are better for you, typically for their families.  For us, nothing is more important than one of shareholders, or one of our supporters of the company, sharing with their friends, their neighbors.  If you’ve got children that go to soccer matches, share with them that there’s a product out there that is truly better for them than the other beverages that they’re giving their children.

Anytime we can get that message out, for us, it’s incredibly valuable.  We are starting to get so much interaction with our consumer, our fans of the brand.  We just compiled a list of messages that came into the company from fans of the brand.  They’re really overwhelming.  It validates everything that we’re doing here and we’re finding that people were looking for this.  They were trying to find a way to hydrate their families in a healthy way.  We just happened to be the company that did it first.  Any chance that we can get the word out, more that you can share with your friends and your family, your neighbors, it’s incredibly helpful for us.

<Q>:  I guess what I’m asking for, can you arm with us information packages or the promo piece you want us to send around, or the best way you want us to use our own social media links?

Lance Leonard – CEO – True Drinks

Yes, absolutely.

<Q>:  [Indiscernible] make it easy for us to do that is kind of what I’m asking.

Lance Leonard – CEO – True Drinks

What I think we’ll do is, and I love the suggestion.  What I think we’ll do is we’re going to put a page up on our website that will give the basic selling points of the brand and the attributes of why it’s healthy, what’s in the bottle, and how it compares to some of the drinks that are out there.  We’ll certainly be able to just, in a set of bullet points, arm any supporter with talking points for the people that they come into contact with.

Operator

Our next question comes from the line of Marshall Geller with St. Cloud Capital.

<Q>:  My question is two-fold.  One, capital to get this exposure out into the marketplace, are you going to be well enough capitalized in the next six months to do that?  Secondly, what about packaging?  Are you able to ship the Aqua Ball as it is, efficiently, or do you have to change the packaging in order to ship in container size and so forth?

Lance Leonard – CEO – True Drinks

As far as the shipments, the product that you see here domestically is the same product that we ship overseas.  The only thing that we do is we put it on a heat-treated pallet so that it can get through customs into the markets that it gets shipped into.  This is a very profitable business for us.  It takes very little logistics.  We have nobody on the ground.  We have just local distributors who manage for us so, for us, very little overhead and very little change.  We do do some local language for Canada.  We put French language on it.  Obviously, for China, we use Chinese characters.  But for the most part, the packaging remains exactly the same as here in the US.

As far as capital needs, we’ve continued to use our receivables.  We continue to use the money that we’ve been able to get from investors in the previous capital raise, as well as some money that we brought in through the debt vehicle that was offered earlier this year.  We anticipate being able to get to breakeven and beyond with cash on hand; however, we have already seen the need for accelerated expansion.  We did not anticipate needing an additional factory until next year.  We have one up and running.  We didn’t know how the needle would move when we executed our marketing plan.  We have seen it far surpass what we ever thought possible as far as the reaction to consumers.

We want to take advantage of that.  We want to be able to put our foot down on the pedal and really drive our business.  To do that, we may look opportunistically at raising additional capital if needed.  As I said earlier, now is our time.  I don’t think that we want to miss any opportunities because of slower growth.  If we can take advantage of our competitors now, today, we’re going to do that.  If that means that we need to take in additional capital to fuel that, we’ll certainly look at that opportunity.

Operator

Our next question comes from the line of Ron Chez, Private Investor.

<Q>:  To that question that was just asked, you have talked about – I forgot the particular time, but getting the cash flow breakeven, I thought in the third quarter.  Where are you with regard, if you can speak to that, to cash flow breakeven?

Lance Leonard – CEO – True Drinks

Thanks for the question.  We have really been focused on that as being one of the key success pillars that we think that the company is going to be measured on.  As I said, we’re really excited because we’ve seen the growth trajectory get us headed in that direction for the third quarter.  We received the order from Sam’s Club.  That validated our ability to be able to get that in the coming months.  We’re building, right now, all of our inventory to make sure that we meet that order.  We’ll see November and December above the plan number and our goal is to continue to maintain that.  It’s not just to achieve it.  It’s not just to get to monthly breakeven.  For us, it’s to maintain it over the duration of the company.  We’re really building that out now.  We’re excited about being able to take and build off of this particular order in addition to the rest of the revenue that we’ve been able to keep on a monthly basis.  Again, now it’s a matter of gaining that market share and being able to accelerate the growth opportunities that we have in front of us.

<Q>:  I know you wish to get there on a sustained basis, so you are making progress with respect to achieving your own internal plans?

Lance Leonard – CEO – True Drinks

We are.  We’ve set a list of internal goals and not only meeting, but we have plans to exceed them all.  We’re looking at 2015 and also setting some very stretch goals for the company, but we believe with the people, and the trajectory that we’re growing at right now, we’ll be able to achieve those goals as well.  Again, it’s about execution.  It’s about making sure we’re focused, laser-focused, on sell through and trying to continue to grow in new, high-volume retail channels.  We’re on our way in club.  We mentioned that earlier in a call, how important that was, and now being able to receive our first P.O. for 600 Sam’s Clubs is certainly going to allow us the ability to develop out that channel in a very rapid way.

<Q>:  One more question tied to that and that is, we talked about the fact that you have a lot of doors.  Can you give a couple of examples?  You had talked about Kroger before, or somebody, with regard to sell through.

Lance Leonard – CEO – True Drinks

Yes.  That’s, again, another KPI that we look at weekly and we measure it with our syndicated data as well as our internal sales.  Year-to-date, our sales per point of distribution is up over $1,000 per point of distribution.  In the last 4 weeks it’s up over $851 per point of distribution.  That metric allows us to take a look and see how well we’re doing month-on-month or year-to-date.  It’s important for us to continue to see increases in our dollar sales per point of distribution.  That shows we’ve done one of the three things successfully.  We’ve either gained more space on the shelf, we’ve been able to move the consumer from an individual bottle consumer to a multi-pack consumer, or we’ve been able to get multiple display locations throughout the store, increasing the amount of impulse purchases that we have.  All of those are what are really driving increased revenue [indiscernible] important metric for us as we look at sell through and the importance of building the brand.

<Q>:  So you are improving.  Steadily, you are improving sell through.  Is that a fair characterization?

Lance Leonard – CEO – True Drinks

We are.  We are steadily and month-on-month, as well as year-to-date, increasing our sell through and our consumption.

Operator

It appears there are no further questions at this time.  I would like to turn the floor back to management for closing comments.

Lance Leonard – CEO – True Drinks

On behalf of Dan and myself I want to thank everyone who joined the call today.  Again, I know this was a bit unscheduled in between earnings calls but, again, it’s important for us to connect with each of you.  We need to make sure that as this business continues to grow dynamically, we inform and keep everybody updated on what’s been transpiring.  There is a lot of other additional work that we’ve been putting in over the last 90 days that we’ll continue to communicate as they become public.  We’re focused as we’ve ever been on ensuring that we hit our internal and external goals and we want to assure each of you that we ask ourselves at the end of every day, are we meeting shareholders’ expectations?  If the answer isn’t yes, that we make sure the next day we change our behavior.  We thank you all for the support.  We look forward to the balance of this year.  We look forward to our next call.  We’ll be able to discuss third quarter earnings and appreciate everyone’s time today.  Thank you very much.